Exhibit 10.1

STEREOTAXIS, INC.

2012 STOCK INCENTIVE PLAN

As amended and restated effective February 11, 2021

1. Purpose of the Plan.

The purpose of the Plan is to provide the Company with a means to assist in recruiting, retaining, and rewarding certain employees, directors, consultants, and other individuals providing services to the Company and to motivate such individuals to exert their best efforts on behalf of the Company by providing incentives through the granting of Awards. By granting Awards to such individuals, the Company expects that the interests of the recipients will be better aligned with those of the Company by providing recipients with a proprietary interest in the growth and performance of the Company.

2. Definitions. Unless the context clearly indicates otherwise, the following capitalized terms shall have the meanings set forth below:

A.	“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

B.	“Award” means a grant under the Plan of an Option, Stock Appreciation Right, Cash-Based Award or Other Stock-Based Award.

C.	“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively reject the applicable Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

D.	“Board” means the Board of Directors of the Company.

E.	“Cash-Based Award” means an Award described in Section 7 as a Cash-Based Award.

F.	“Change of Control” means the occurrence of one or more of the following:

(1)	The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the Act (excluding, for this purpose, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either the then-outstanding shares of common stock of the Company or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors

(2) Individuals who, as of the date hereof, constitute the Board (as of the date hereof, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) shall be, for purposes of this section, considered as though such person were a member of the Incumbent Board; or

(3) The consummation of a reorganization, merger or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred with respect to any Award that (i) provides “non-qualified deferred compensation” within the meaning of Code Section 409A and (ii) settles upon a Change of Control, unless such foregoing event constitutes a “change in ownership” of the Company, a “change in effective control” of the Company, or a “change in the ownership of a substantial portion of the assets” of the Company in each case, as defined under Code Section 409A.

G.	“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

H.	“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer this Plan in whole or in part including any subcommittee of the Board as designated by the Board.

I.	“Company” means Stereotaxis, Inc., a Delaware corporation, and any successor thereto.

J.	“Employer” means the Company and any other entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board or the Committee in which the Company has an interest. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) has the meaning ascribed to it under Rule 405 of the Securities Act of 1933, as amended, or any successor thereto, and the regulations and other guidance promulgated thereunder.

K.	“Fair Market Value” means the closing sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, on the date such Fair Market Value is measured of one share of Stock as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Global Market or, if the shares of Stock are not listed or admitted to trading on the Nasdaq Global Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Stock are listed or admitted to trading or, if the shares of Stock are not listed or admitted to trading on any national securities exchange, the last quoted sale price on such date or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market on such date, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use. If shares of Stock are not publicly held or so listed or publicly traded, the Fair Market Value per share of Stock shall be 100% of the fair market value of a share of Stock on the date such Fair Market Value is measured, as determined in good faith by the Committee.

L.	“Incentive Stock Option” means a stock option which is intended to be an incentive stock option within the meaning of Code Section 422.

M.	“Non-Qualified Stock Option” means a stock option which is not an Incentive Stock Option.

N.	“Option” means both an Incentive Stock Option and a Non-Qualified Stock Option.\

O.	“Other Stock-Based Award” means an Award granted pursuant to Section 7 and described as an Other Stock-Based Award.

P.	“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

Q.	“Participant” means any director or any employee of the Company, or any of its subsidiaries (including subsidiaries of subsidiaries), or any other entity in which the Company has a significant equity or other interest, as determined by the Committee, as well as any individual providing services to the Company who is selected to receive an Award; provided, that Incentive Stock Options may only be granted to employees of the Company or any of its Subsidiaries.

R.	“Plan” means the Stereotaxis, Inc. 2012 Stock Incentive Plan.

S.	“Stock” means the common stock, par value of $0.001 per share, of the Company.

T.	“Stock Appreciation Right” means a stock appreciation right described in Section 6.

U.	“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or such other meaning as may be hereafter ascribed to it in Code Section 424.

3. STOCK SUBJECT TO THE PLAN.

As of the date of adoption of this Plan by the Board or the Committee, as applicable, the number of shares of Stock available for Awards under the Plan shall be twelve million two hundred ninety thousand (12,290,000). The maximum number of shares of Stock subject to Awards which may be granted during a calendar year to a Participant shall be 1,000,000. The Company may, in its discretion, use shares of Stock held in the treasury in lieu of authorized but unissued shares of Stock. If any Award shall expire or terminate or be cancelled or forfeited for any reason, the shares subject to the Award shall again be available for the purposes of the Plan. Any shares of Stock which are tendered by a Participant as full or partial payment to the Company to satisfy a purchase price related to an Award shall not be available for the purposes of the Plan. To the extent any shares subject to an Award are not delivered to a Participant because such shares are used to satisfy an applicable tax-withholding obligation or used to satisfy a purchase price related to an Option, such withheld shares shall not be available for the purposes of the Plan. Shares of Stock subject to the grant of a Stock Appreciation Right shall not become available again for issuance under this Plan upon exercise or settlement of such Stock Appreciation Right for a lesser number of shares. Awards that by their terms may only be settled in cash shall not reduce the number of shares available for purposes of the Plan, and if cash is issued in lieu of Stock pursuant to an Award, such shares will not become available again for issuance under this Plan.

All the shares of Stock available under the Plan may be used for the grant of Incentive Stock Options.

4. Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, Awards shall be granted and the number of shares, if applicable, to be subject to each Award. In making such determinations, the Committee may take into account the nature of services rendered by the respective individuals, their present and potential contributions to the Employer’s success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary discretionary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations on the matters referred to in this Section 4 shall be conclusive.

Notwithstanding the foregoing, the Committee may not amend the terms of outstanding Award Agreements without the approval of the Company’s shareholders in accordance with applicable law or regulation to either reduce the exercise price of any outstanding Option or Stock Appreciation Right, or cancel any outstanding Option or Stock Appreciation Right in exchange for cash, another Award, or another Option or Stock Appreciation Right with an exercise price that is less than the exercise price of the original Option or Stock Appreciation Right.

The Committee shall have the power and authority to determine which individuals, including individuals outside the United States, shall be eligible to receive Awards under the Plan. The Committee may adopt, amend or rescind rules, procedures or sub-plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws, procedures, and practices. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on death, disability, retirement, separation from service or termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, withholding procedures and handling of any stock certificates or other indicia of ownership which vary with local requirements. The Committee may also adopt rules, procedures or sub-plans applicable to Participants employed by particular Employers or at particular locations.

5. OPTIONS.

The Committee, in its discretion, may grant Options which are Incentive Stock Options or Non-Qualified Stock Options, as evidenced by the Award Agreement, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A. Type of Option. Incentive Stock Options may be granted to any individual classified by the Committee as an employee of the Company, a Parent or a Subsidiary. A Non-Qualified Stock Option may be granted to any individual selected by the Committee, provided that in no event shall a Non-Qualified Stock Option be granted in exchange for services performed by an individual unless the Company is an “eligible issuer of service recipient stock” within the meaning of Code Section 409A with respect to such individual. No individual may be granted Options to purchase more than 1,000,000 shares of Stock during any single fiscal year of the Company.

B. Option Prices. The purchase price of the Stock under each Option shall not be less than 100% of the Fair Market Value of the Stock at the time of the granting of the Option, as determined under Section 16; provided that, in the case of a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary (as determined in accordance with Code Section 422), the purchase price of the Stock under each Incentive Stock Option shall not be less than 110% of the Fair Market Value of the Stock on the date such Option is granted.

C. Exercise – Elections and Restrictions. The purchase price for an Option is to be paid in full upon the exercise of the Option, either (i) in cash, (ii) in the discretion of the Committee, by the tender to the Company (either actual or by attestation) of shares of Stock already owned by the Participant and registered in his or her name, having a Fair Market Value equal to the cash exercise price of the Option being exercised, (iii) through a net or cashless (including broker-assisted cashless exercise, to the extent permissible) form of exercise as permitted by the Committee, or (iv) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i), (ii), or (iii) hereof; provided that, no shares of Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the Participant through the exercise of an Incentive Stock Option unless (a) such shares have been held by the Participant for at least one year and (b) at least two years have elapsed since such prior Incentive Stock Option was granted.

D. Option Terms. The term of each Option shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement; provided that, in the case of a Participant who owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a Parent or a Subsidiary, the term of any Incentive Stock Option shall not be more than five (5) years from the date of granting thereof or such shorter period as prescribed in the Award Agreement. Within such limit, Options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all Participants. The holder of an Option shall have none of the rights of a shareholder with respect to the shares subject to Option until such shares shall be issued to him or her upon the exercise of his or her Option. In no event shall Option holders be entitled to dividends or dividend equivalents with respect to such Options.

E. Successive Option Grants. As determined by the Committee, successive option grants may be made to any Participant under the Plan.

F. Additional Incentive Stock Option Requirements. The maximum aggregate Fair Market Value (determined at the time an Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under all plans of the Company, a Parent and a Subsidiary) shall not exceed $100,000. A Participant who disposes of Stock acquired upon the exercise of an Incentive Stock Option either (i) within two years after the date of grant of such Incentive Stock Option or (ii) within one year after the transfer of such shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.

6. Stock Appreciation Rights.

A. Grant Terms. The Committee may grant a Stock Appreciation Right independent of an Option or in connection with an Option or a portion thereof. A Stock Appreciation Right granted in connection with an Option or a portion thereof shall cover the same shares of Stock covered by the Option, or a lesser number as the Committee may determine. The maximum number of shares of Stock subject to Awards for Stock Appreciation Rights for grants intended to qualify as Performance-Based Awards during a calendar year shall be 1,000,000. The term of each Stock Appreciation Right shall not be more than ten (10) years from the date of granting thereof, as determined under Section 16, or such shorter period as is prescribed in the Award Agreement.

B. Exercise Terms. The exercise price per share of Stock of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock at the time of granting, as determined under Section 16, the Stock Appreciation Right. A Stock Appreciation Right granted independent of an Option shall entitle the Participant upon exercise to a payment from the Company in an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share, times the number of Stock Appreciation Rights exercised. A Stock Appreciation Right granted in connection with an Option shall entitle the Participant to surrender an unexercised Option (or portion thereof) and to receive in exchange an amount equal to the excess of the Fair Market Value on the exercise date of a share of Stock over the exercise price per share for the Option, times the number of shares covered by the Option (or portion thereof) which is surrendered. Payment may be made, in the discretion of the Committee, in (i) Stock, (ii) cash or (iii) any combination of Stock and cash. Cash shall be paid for fractional shares of Stock upon the exercise of a Stock Appreciation Right.

C. Limitations. The Committee may include in the Award Agreement such conditions upon the exercisability or transferability of Stock Appreciation Rights as it determines in its sole discretion. In no event shall Stock Appreciation Right holders be entitled to dividends or dividend equivalents with respect to such Stock Appreciation Rights.

7. Other Stock-Based Awards and Cash-Based Awards

The Committee may, in its sole discretion, grant Awards of Stock, restricted Stock, restricted Stock units and other Awards that are valued in whole or in part by reference to the Fair Market Value of Stock. These Awards shall collectively be referred to herein as Other Stock-Based Awards. The Committee may also, in its sole discretion, grant Cash-Based Awards, which shall have a value as may be determined by the Committee. Other Stock-Based Awards shall be in such form, and dependent on such conditions, if any, as the Committee shall determine, including, but not limited to, the right to receive fully-vested shares or the right to receive one or more shares of Stock (or the cash-equivalent thereof) upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives. Other Stock-Based Awards and Cash-Based Awards may be granted with or in addition to other Awards. Subject to the other terms of the Plan, Other Stock-Based Awards and Cash-Based Awards may be granted to such Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee and set forth in an Award Agreement; provided that, the maximum Cash-Based Award that may be granted to a Participant in a calendar year is $1,000,000 to the extent it is also a Performance-Based Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to unvested Other Stock-Based Awards, including Other Stock-Based Awards that are intended to be Performance-Based Awards.

8. Performance-Based Awards.

The Committee may, in its sole and absolute discretion, determine that certain Awards should be subject to such requirements so that they are deductible by the Employer under Code Section 162(m). If the Committee so determines, such Awards shall be considered Performance-Based Awards subject to the terms of this Section 8, as provided in the Award Agreement. A Performance-Based Award shall be granted by the Committee in a manner to satisfy the requirements of Code Section 162(m) and the regulations thereunder. The performance measures to be used for purposes of a Performance-Based Award shall be determined by the Committee, in its sole and absolute discretion, from among the following: the Company’s earnings per share growth; earnings; earnings per share; cash flow; working capital; expense management; customer satisfaction; revenues; financial return ratios; market performance; shareholder return and/or value; operating income (loss) (including earnings (loss) before income taxes, depreciation and amortization); net income (loss); profit returns; margins; stock price; working capital; business trends; production cost; product cost; return on assets; project milestones; and plant and equipment performance. The performance measures may relate to the Company, a Parent, a Subsidiary, an Employer or one or more units of such an entity.

The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to an Award and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award. Each performance measure that constitutes a criteria measured by reference to the Company’s financial statements shall be determined in accordance with generally accepted accounting principles as consistently applied by the Company and, if so determined by the Committee prior to the date the performance measures are established in writing, adjusted, to the extent permitted under Code Section 162(m), to omit the effects of extraordinary items, gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. The Committee shall have the discretion to adjust the amount payable on a Company-wide or divisional basis or to reflect individual performance and/or unanticipated factors; provided, however, that Awards which are designed to qualify as Performance-Based Awards may not be adjusted upward (the Committee shall retain the discretion to adjust such Awards downward).

9. Vesting Limitations.

Except as otherwise provided in this Plan, each Stock Option and Stock Appreciation Right shall have a minimum vesting period of three years from the date of grant of such award, provided that such vesting may occur incrementally over such three-year period. Except as otherwise provided in this Plan, the vesting schedule of any such Award may not accelerate except in the case of death, disability, retirement, a Change of Control, involuntary termination of employment without cause or voluntary termination for good reason. Except as otherwise provided in this Plan, whether an Award will be subject to accelerated vesting upon the occurrence of one or more of these events shall be specified in Award Agreement relating to such Award or another agreement with the Participant, such as an employment agreement.

10. Withholding. Upon exercise of an Option, the Company shall withhold a sufficient number of shares to satisfy the Company’s minimum required statutory withholding obligations for any taxes incurred as a result of such exercise (based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes); provided that, in lieu of all or part of such withholding, the Participant may pay an equivalent amount of cash to the Company. Prior to the payment, settlement, or vesting of any Award other than an Option, the Participant shall pay to the Company, or make arrangements acceptable to the Company for the payment of, amounts sufficient for the Company to satisfy its required statutory withholding obligations. The Company shall have the right to satisfy its required statutory withholding obligations by withholding an amount of cash otherwise due to a Participant (or shares of Stock for Awards settled in shares of Stock) upon the settlement of any Award.

11. Nontransferability of Awards.

Unless otherwise determined by the Committee and expressly set forth in an Award Agreement, an Award granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an Award may be exercised, if applicable, during the lifetime of the Participant thereof, only by the Participant or his or her guardian or legal representative. Notwithstanding the above, the Committee may not provide in an Award Agreement that an Incentive Stock Option is transferable.

12. Investment Purpose.

Each Award under the Plan shall be awarded only on the condition that all purchases of Stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to Awards granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of Stock subject to the Award, or upon the happening of any other contingency warranting the release of such condition.

13. Adjustments Upon Changes in Capitalization or Corporation Acquisitions.

In the event of any change in the outstanding Stock of the Company by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, consolidation, split-up, merger, or similar event, the Committee shall adjust appropriately: (a) the number of shares or kind of Stock (i) available for issuance under the Plan, (ii) for which Awards may be granted to an individual Participant, and (iii) covered by outstanding Awards denominated in stock or units of stock; (b) the exercise and grant prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Stock or any distribution (other than normal cash dividends) to holders of Stock, such adjustments in the number and kind of shares and the exercise, grant and conversion prices of the affected Awards as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to cause to issue or assume stock options, whether or not in a transaction to which section 424(a) of the Code applies, by means of substitution of new stock options for previously issued stock options or an assumption of previously issued stock options. In such event, the aggregate number of shares of Stock available for issuance under Awards under Section 3, including the individual Participant maximums, will be increased to reflect such substitution or assumption.

In the event of a Change of Control, notwithstanding any other provisions of the Plan or an Award Agreement to the contrary, the Committee may, in its sole discretion, provide for:

(1) Termination of an Award upon the consummation of the Change of Control in exchange for the payment of a cash amount (but only in a manner which does not result in a violation of Code Section 409A and only to the extent the terminated Award has, in the discretion of the Committee, a positive value as of the termination date); and/or

(2) Issuance of substitute Awards to substantially preserve the terms of any Awards previously granted under the Plan (but only in a manner which does not result in a violation of Code Section 409A) which are outstanding upon the consummation of the Change of Control.

Prior to the consummation of a Change of Control, the Committee may also provide for accelerated vesting of any outstanding Awards that are otherwise unexercisable or unvested as of a date selected by the Committee.

14. Amendment and Termination.

The Board or the Committee may at any time terminate the Plan, or make such modifications to the Plan as either shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the shareholders of the Company, increase the maximum number of shares as to which Awards may be granted under the Plan (except under the anti-dilution provisions of Section 13), or change the class of employees to whom Incentive Stock Options may be granted. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted, adversely affect the rights of such Participant under such Award.

15. Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of Awards may be made prior to such shareholder approval but all Award grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such Awards shall not be effective for any purpose.

16. Time of Granting of an Award.

An Award grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, makes an Award to a Participant (but in no event prior to the adoption of the Plan by the Board or the Committee).

17. Term of Plan.

This Plan shall terminate ten (10) years after the date on which it is approved and adopted by the Board or the Committee and no Award shall be granted hereunder after the expiration of such ten-year period. Awards outstanding at the termination of the Plan shall continue in accordance with their terms and shall not be affected by such termination.

18. NO RIGHT TO CONTINUED EMPLOYMENT.

Nothing in the Plan or in any Award granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his or her employment at any time.

19. CHOICE OF LAW.

The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of law. Unless otherwise provided in an Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Missouri, County of St. Louis, to resolve any and all issues that may arise out of or relate to the Plan or any Award Agreement.

20. SEVERABILITY. If any provision of the Plan is, becomes, or is deemed invalid, illegal, or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Committee, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

* * *

The foregoing amended and restated Plan was approved and adopted by the Committee on February 11, 2021, and approved by the Stockholders on May 20, 2021.

/s/ Kimberly R. Peery
Secretary